This Instrument Prepared By: Patrick R. Gillard Ballard Spahr LLP 1735 Market Street, 51st Floor Philadelphia, PA 19103 Phone (215) 864-8536

DELMARVA POWER & LIGHT COMPANY
TO
THE BANK OF NEW YORK MELLON,
Trustee.
________
ONE HUNDRED AND TWENTY-FIFTH SUPPLEMENTAL INDENTURE
________
Dated as of June 1, 2020
(but executed on the dates shown on the execution page)

DMEAST #40069373 v5

This ONE HUNDRED AND TWENTY-FIFTH SUPPLEMENTAL INDENTURE, dated as of the 1st day of June, 2020 (but executed on the dates hereinafter shown), made and entered into by and between DELMARVA POWER & LIGHT COMPANY, a corporation of the State of Delaware and the Commonwealth of Virginia, hereinafter called the “Company,” and THE BANK OF NEW YORK MELLON, a New York banking corporation, hereinafter called the “Trustee”;
WITNESSETH:
WHEREAS, the Company heretofore executed and delivered its Indenture of Mortgage and Deed of Trust (hereinafter in this One Hundred and Twenty-Fifth Supplemental Indenture called the “Original Indenture”), dated as of October 1, 1943, to The New York Trust Company, a corporation of the State of New York, as Trustee, to which The Bank of New York Mellon is successor Trustee, to secure the First Mortgage Bonds of the Company, unlimited in aggregate principal amount and issuable in series, from time to time, in the manner and subject to the conditions set forth in the Original Indenture granted and conveyed unto the Trustee, upon the trusts, uses and purposes specifically therein set forth, certain real estate, franchises and other property therein described, including property acquired after the date thereof, except as therein otherwise provided; and
WHEREAS, the Original Indenture has been supplemented by one hundred and twenty-four supplemental indentures specifically subjecting to the lien of the Original Indenture as though included in the granting clause thereof certain property in said supplemental indentures specifically described and amending and modifying the provisions of the Original Indenture (the Original Indenture, as amended, modified and supplemented by all of the indentures supplemental thereto, including this One Hundred and Twenty-Fifth Supplemental Indenture, is hereinafter in this One Hundred and Twenty-Fifth Supplemental Indenture called the “Indenture”); and
WHEREAS, the Original Indenture provides for the issuance of bonds thereunder in one or more series, the form of each series of bonds and of the coupons to be attached to any coupon bonds to be substantially in the forms set forth therein with such omissions, variations and insertions as are authorized or permitted by the Original Indenture and determined and specified by the Board of Directors of the Company; and
WHEREAS, the Company, by appropriate corporate action in conformity with the terms of the Original Indenture, has duly determined to create a series of bonds to be designated as First Mortgage Bonds, 2.53% Series due June 9, 2030 (hereinafter sometimes referred to as the “2.53% Series Bonds” or the “bonds of 2.53% Series”), which said 2.53% Series Bonds are to be substantially in the following form:
[FORM OF FACE OF BOND]
        THIS BOND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES OR “BLUE SKY” LAWS OF ANY OTHER JURISDICTION, AND MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH SUCH REGISTRATION REQUIREMENTS OR UNDER AN EXEMPTION THEREFROM.

DELMARVA POWER & LIGHT COMPANY
FIRST MORTGAGE BOND,
2.53% SERIES DUE JUNE 9, 2030

Number: [_______] $[_________]
        PPN No.: [_______]
DELMARVA POWER & LIGHT COMPANY, a Delaware and Virginia corporation (the “Company”), for value received, hereby promises to pay to [_____________], the sum of [____________] Dollars ($[__________]) on June 9, 2030, at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for public and private debts, and to pay interest thereon, semi-annually on June 9 and December 9 of each year at the rate of two and fifty-three hundredths percent (2.53%) per annum, at said office or agency in like coin or currency, from the ninth day of June or December, as the case may be, to which interest has been paid preceding the date hereof (unless the date hereof is a June 9 or December 9 on which interest has been paid, in which case from the date hereof, or unless the date hereof is prior to December 9, 2020, in which case from June 9, 2020), until this bond shall mature, according to its terms or on prior redemption or by declaration or otherwise, and at the highest rate of interest borne by any of the bonds outstanding under the Mortgage hereinafter mentioned from such date of maturity until this bond shall be paid or the payment hereof shall have been duly provided for. The interest so payable on any June 9 or December 9 will be paid to the person in whose name this Bond is registered at the close of business on the first calendar day of the month in which the interest payment date occurs; provided, however, that interest payable at maturity will be paid to the person to whom principal is paid. In the event that any interest payment date is a legal holiday or a day on which banking institutions are authorized by law to close, then payment of interest payable on such date may be made on the next succeeding day, not a legal holiday or a day on which banking institutions are authorized by law to close, with the same force and effect as if made on the interest payment date. Interest on this bond shall be computed on the basis of a 360-day year consisting of twelve 30-day months.
The provisions of this bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.
This bond shall not become valid or obligatory for any purpose until THE BANK OF NEW YORK MELLON, the Trustee under the Mortgage, or its successor thereunder, shall have signed the certificate of authentication endorsed hereon.
IN WITNESS WHEREOF, DELMARVA POWER & LIGHT COMPANY has caused this bond to be signed in its name with the manual or facsimile signature of one of its Authorized Officers and attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries.
Dated:

DELMARVA POWER & LIGHT COMPANY
Attest:		By:
	Assistant Secretary		Authorized Officer
Trustee’s Authentication Certificate
This bond is one of the bonds of the series herein designated, provided for in the within-mentioned mortgage.

THE BANK OF NEW YORK MELLON, Trustee
By:
Authorized Officer

[FORM OF REVERSE OF BOND]
DELMARVA POWER & LIGHT COMPANY
FIRST MORTGAGE BOND,
2.53% SERIES DUE JUNE 9, 2030
This bond is one of an issue of bonds of the Company (herein referred to as the “bonds”), not limited in principal amount, issuable in series, which different series may mature at different times, may bear interest at different rates, and may otherwise vary as in the Mortgage hereinafter mentioned, and is one of a series known as its First Mortgage Bonds, 2.53% Series due June 9, 2030 (herein sometimes referred to as “bonds of 2.53% Series ”). All bonds of all series and tranches issued and to be issued under and equally and ratably secured (except insofar as any sinking fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series or tranche) by the Mortgage and Deed of Trust, dated as of October 1, 1943, executed by the Company to THE NEW YORK TRUST COMPANY, as Trustee, to which THE BANK OF NEW YORK MELLON, a New York banking corporation, is successor Trustee (herein, together with any indentures supplemental thereto, including a One Hundred and Twenty-Fifth Supplemental Indenture, dated as of June 1, 2020 (the “One Hundred and Twenty-Fifth Supplemental Indenture”), called the “Mortgage”), to which reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights and limitations of rights of the holders of the bonds and of the Company in respect thereof, the rights, duties and immunities of the Trustee, and the terms and conditions upon which the bonds are, and are to be, issued and secured. The Mortgage contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than seventy-five percent (75%) in principal amount of all the bonds at the time outstanding (determined as provided in the Mortgage), evidenced as in the Mortgage provided, or in case the rights under the Mortgage of the holder of the bonds of one or more, but less than all, of the series of bonds outstanding shall be affected, then with the consent of the holders of not less than seventy-five percent (75%) in principal amount of the bonds at the time outstanding of the one or more series, taken in the aggregate, affected (determined as provided in the Mortgage), evidenced as in the Mortgage provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Mortgage or modifying in any manner the rights of the holders of the bonds and coupons; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any bonds, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof, without the consent of the holder of each bond so affected, or (ii) reduce the aforesaid percentage of bonds, the holders of which are required to consent to any such supplemental indenture without the consent of the holders of all bonds then outstanding. Any such consent by the registered holder of this bond (unless effectively revoked as provided in the Mortgage) shall be conclusive and binding upon such holder and upon all future holders of this bond, irrespective of whether or not any notation of such consent is made upon this bond.
No reference herein to the Mortgage and no provision of this bond or of the Mortgage shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this bond at the time and place, at the rate and in the coin or currency herein prescribed.
The fully registered bonds of 2.53% Series are issuable in denominations of $100,000 and any integral multiple of $1,000 in excess thereof. At the office or agency to be maintained by the Company in the Borough of Manhattan, The City of New York and in the manner and subject to the limitations provided in the Mortgage, fully registered bonds of such series may be exchanged for a like aggregate principal amount of fully registered bonds of such series of other authorized denominations, and in each case without payment of any service or other similar charge, but the Company may require payment of a sum sufficient to cover any tax or taxes or other governmental charges required to be paid by the Company in relation thereto, as provided in the One Hundred and Twenty-Fifth Supplemental Indenture.
In order to enable the Trustee to comply with its obligations under applicable tax laws, rules and regulations in effect from time to time (“Applicable Law”), the Company shall provide to the Trustee, following written request from the Trustee, such information concerning the holders of the bonds of 2.53% Series as the Trustee may reasonably request in order to determine whether the Trustee has any tax-related obligations under Applicable Law with respect to the payments made to holders of the bonds of 2.53% Series, but only to the extent (a) such information is in the Company’s possession, (b) such information is not subject to any confidentiality or similar agreement or undertaking or otherwise deemed by the Company to be confidential and (c) providing such information to the Trustee does not, in the judgment of the Company, breach or violate or constitute a default under any applicable laws, rules or regulations or any instrument or agreement to which the Company of any of its affiliates is a party or may be bound. The Company, the Trustee or any paying agent for the bonds of 2.53% Series shall be permitted to make any withholding or deduction from the amount of principal and interest payable to holders of the bonds of 2.53% Series to the extent required under Applicable Law.
The bonds of 2.53% Series shall be redeemable at the option of the Company prior to the express date of the maturity hereof, in whole or in part, at any time; provided that the Company may not redeem less than 5% of the aggregate principal amount of the bonds of the 2.53% Series in the case of any partial redemption. The Company shall give notice of its intent to redeem such bonds of 2.53% Series to the holders of such bonds of the 2.53% Series at least 30 days but no more than 90 days prior to the date fixed for such redemption (the “Redemption Date”).
Except as otherwise provided in the succeeding paragraph with respect to optional redemption during the Prepayment Period (as defined herein), if the Company redeems all or any part of the bonds of 2.53% Series pursuant to the provisions of this paragraph, it shall pay an amount equal to 100% of the principal amount of the bonds of the 2.53% Series to be redeemed and a Make-Whole Amount, which shall be calculated as follows:
“Make-Whole Amount” means, as determined by the Company, with respect to any bond of the 2.53% Series, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such bond of the 2.53% Series over the amount of such Called Principal of such bond of the 2.53% Series, provided, that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings and each of which will be determined by the Company:
“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

“Called Principal” means, with respect to any bond of the 2.53% Series, the principal of such bond of the 2.53% Series that is to be redeemed or has become or is declared to be immediately due and payable pursuant to the Mortgage.
“Discounted Value” means, with respect to the Called Principal of any bond of the 2.53% Series, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the bonds of the 2.53% Series is payable) equal to the Reinvestment Yield with respect to such Called Principal.
“Reinvestment Yield” means, with respect to the Called Principal of any bond of the 2.53% Series, the sum of (a) 0.50% plus (b) the yield to maturity implied by the “Ask Yield(s)” reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (i) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between the “Ask Yields” Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable bond of the 2.53% Series.
If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any bond of the 2.53% Series, the sum of (x) 0.50% plus (y) the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable bond of the 2.53% Series.
“Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years, computed on the basis of a 360-day year comprised of twelve 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.
“Remaining Scheduled Payments” means, with respect to the Called Principal of any bond of the 2.53% Series, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the bonds of the 2.53% Series, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date.
“Settlement Date” means, with respect to the Called Principal of any bond of the 2.53% Series, the date on which such Called Principal is to be prepaid or has become or is declared to be immediately due and payable pursuant to the Mortgage, as the context requires. The Company’s notice of redemption to the holders of bonds of 2.53% Series shall specify such date (which shall be a Business Day), the aggregate principal amount of the bonds of 2.53% Series to be prepaid on such date, the principal amount of each bond of 2.53% Series held by such holder to be prepaid (determined in accordance with the next paragraph hereof), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of the chief financial officer, principal accounting officer, treasurer, assistant treasurer or comptroller of the Company (each, a “Senior Financial Officer”) as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to the Trustee and each holder of bonds of 2.53% Series a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.
Provided that no default or event of default has occurred and is continuing, within one hundred and eighty days (180) days of the stated maturity date of the bonds of 2.53% Series (the period from such date to the stated maturity of the bonds of 2.53% Series being referred to herein as the “Prepayment Period”), the Company may, at its option, upon prior written notice as provided below, prepay all the bonds of 2.53% Series at 100% of the principal amount so prepaid, together with interest on such principal amount accrued to the date of prepayment and without any Make-Whole Amount.
In the case of each partial prepayment of the bonds of 2.53% Series, the principal amount of the bonds of 2.53% Series to be prepaid shall be allocated among all of the bonds of 2.53% Series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.
In the case of each prepayment of bonds of 2.53% Series, the principal amount of each bond of 2.53% Series to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any bond of 2.53% Series paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no bond of 2.53% Series shall be issued in lieu of any prepaid principal amount of any bond of 2.53% Series.
The Company shall deliver to the Trustee before any Redemption Date for the bonds of 2.53% Series its calculation of the amount applicable to such redemption. The Trustee shall be under no duty to inquire into, may presume the correctness of, and shall be fully protected in acting upon, the Company’s calculation of any Redemption Price of the bonds of 53% Series.
If at the time notice of redemption is given the redemption moneys are not on deposit with the Trustee, then the redemption shall be subject to the receipt of such moneys on or before the Redemption Date, and such notice shall be of no effect unless such moneys are received. The Mortgage provides that if the Company shall deposit with the Trustee in trust for the purpose funds sufficient to pay the principal of all of the bonds of any series, or such of the bonds of any series as have been or are to be called for redemption, and premium, if any, thereon, and all interest payable on such bonds to the date on which they become due and payable at maturity or upon redemption or otherwise, and shall comply with the other provisions of the Mortgage in respect thereof, then from the date of such deposit such bonds shall no longer be entitled to any lien or benefit under the Mortgage.
The principal hereof may be declared or may become due prior to the express date of the maturity hereof on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a completed default as in the Mortgage provided.
This bond is transferable as prescribed in the Mortgage by the registered holder hereof in person, or by his or her duly authorized attorney, at the office or agency to be maintained by the Company in the Borough of Manhattan, The City of New York, upon surrender and cancellation of this bond, and thereupon a new fully registered bond or bonds of authorized denominations of the same series and for the same aggregate principal amount will be issued to the transferee in exchange herefor as provided in the Mortgage, and in each case without payment of any service or other similar charge as provided in the One Hundred and Twenty-Fifth Supplemental Indenture. The Company and the Trustee, any paying agent and any bond registrar may deem and treat the person in whose name this bond is registered as the absolute owner hereof, whether or not this bond shall be overdue, for the purpose of receiving payment and for all other purposes and neither the Company nor the Trustee nor any paying agent nor any bond registrar shall be affected by any notice to the contrary.
No recourse shall be had for the payment of the principal of, premium, if any, and interest on, this bond, or for any claim based hereon, or otherwise in respect hereof, or based on, or in respect of, the Mortgage, against an incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors, as such, being waived and released by the holder and owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.
[END OF FORM OF BOND]
WHEREAS, all acts and things prescribed by law and by the charter and by-laws of the Company necessary to make the 2.53% Series Bonds, when executed by the Company and authenticated by the Trustee, as in the Original Indenture provided, valid, binding and legal obligations of the Company, entitled in all respects to the security of the Original Indenture and indentures supplemental thereto, have been performed; and
WHEREAS, provision is made in Sections 5.11 and 17.01 of the Original Indenture for such further instruments and indentures, supplemental to the Original Indenture, as may be necessary or proper to carry out more effectually the purposes of the Original Indenture, and to subject to the lien of the Original Indenture any property acquired after the date of the Original Indenture and intended to be covered thereby, with the same force and effect as though included in the granting clause thereof, and to add such further covenants, restrictions or conditions for the protection of the mortgaged and pledged property and the holders of the bonds as the Board of Directors of the Company and the Trustee shall consider to be for the protection of the holders of the bonds, and to set forth the terms and provisions of any series of bonds to be issued under the Original Indenture and the form of the bonds and coupons of such series; and the Company since the date of the Original Indenture has acquired additional property not heretofore specifically subjected to the lien of the Original Indenture; and it is desired to add certain further covenants, restrictions and conditions for the protection of the mortgaged and pledged property and the holders of the bonds, as provided in this One Hundred and Twenty-Fifth Supplemental Indenture, which the Board of Directors of the Company and the Trustee consider to be for the protection of the holders of the bonds; and the Company desires to issue the 2.53% Series Bonds; and the Company therefore deems it advisable to enter into this One Hundred and Twenty-Fifth Supplemental Indenture in the form and terms hereof; and
WHEREAS, the execution and delivery of this One Hundred and Twenty-Fifth Supplemental Indenture has been duly authorized by the Board of Directors of the Company, and all conditions and requirements necessary to make this One Hundred and Twenty-Fifth Supplemental Indenture a valid, binding and legal instrument in  accordance with its terms, for the purposes herein expressed, and the execution and delivery hereof, in the form and terms hereof, have been in all respects duly authorized;
NOW, THEREFORE, in order further to secure the payment of the principal and interest and premium, if any, of all bonds issued and to be issued under the Original Indenture and any indentures supplemental thereto, including this One Hundred and Twenty-Fifth Supplemental Indenture, according to their tenor, purport and effect and the performance and observance of all the covenants and conditions in said bonds and the Original Indenture and any indentures supplemental thereto, including this One Hundred and Twenty-Fifth Supplemental Indenture, contained and to subject to the lien of the Original Indenture, as so supplemented, with the same force and effect as though included in the granting clause thereof, and in consideration of the premises and of the sum of One Dollar ($1.00), lawful money of the United States of America, to the Company duly paid by the Trustee at or before delivery hereof, and other valuable consideration, the receipt whereof is hereby acknowledged, and intending to be legally bound hereby, the Company has executed and delivered this One Hundred and Twenty-Fifth Supplemental Indenture, and has granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and granted a security interest therein, and by these presents does grant, bargain, sell, release, convey, assign, transfer, mortgage, pledge, set over and confirm, and grant a security interest therein, subject to the provisions of the Indenture, unto THE BANK OF NEW YORK MELLON, as trustee, and to its successors in trust and to its and their assigns forever, all the following described properties of the Company, and does hereby confirm that the Company will not cause or consent to a partition, either voluntary or through legal proceedings, of property, whether herein described or heretofore or hereafter acquired, in which its ownership shall be as tenants in common, except as permitted by, and in conformity with, the provision of the Original Indenture, as supplemented, and particularly of Article IX of the Original Indenture:

All property, real, personal and mixed, tangible and intangible, owned by the Company on the date of the execution hereof or which may be hereafter acquired by it (except such property as in the Original Indenture expressly excepted from the lien and operation of the Indenture).
The property covered by this One Hundred and Twenty-Fifth Supplemental Indenture shall include particularly, among other property, without prejudice to the generality of the language hereinbefore or hereinafter contained, the following described property:
All the electric generating stations, station sites, stations, electric reserve generating stations, substations, substation sites, gas manufacturing plants, ice and cold storage plants, steam plants, hot water plants, hydro-electric stations, hydro-electric station sites, electric transmission lines, electric distribution systems, gas transportation mains, gas distribution systems, steam distribution systems, hot water distribution systems, regulator stations, regulator station sites, office buildings, storeroom buildings, warehouse buildings, boiler houses, plants, plant sites, service plants, coal storage yards, and poleyards now or hereafter owned by the Company, including all electric works, power houses, generators, turbines, boilers, engines, furnaces, retorts, dynamos, buildings, structures, transformers, meters, towers, poles, tower lines, cables, pole lines, tanks, storage holders, regulators, gas works, pipes, pipe lines, mains, pipe fittings, valves, drips, connections, tunnels, conduits, gates, motors, wires, switch racks, switches, brackets, insulators, and all equipment, improvements, machinery, appliances, devices, appurtenances, supplies and miscellaneous property for generating, producing, transforming, converting, storing and distributing electric energy, gas, ice, steam and hot water, and furnishing cold storage, now or hereafter owned by the Company, together with all furniture and fixtures located in the aforesaid buildings, and all land now or hereafter owned by the Company on which the same or any part thereof are situated, and all of the real estate, leases, leaseholds (except the last day of the term of each lease and leasehold), and lands now or hereafter owned by the Company, including land located on or adjacent to any river, stream or other water, together with all flowage rights, flooding rights, water rights, riparian rights, dams and dam sites and rights, flumes, canals, races, raceways, head works and diversion works, and all of the municipal and other franchises, licenses, consents, ordinances, permits, privileges, rights, servitudes, easements and rights-of-way and other rights in or relating to real estate or the occupancy of the same now or hereafter owned by the Company, and all of the other property, real, personal or mixed, now or hereafter owned by the Company, forming a part of any of the foregoing property or used or enjoyed or capable of being used or enjoyed in connection therewith or in any way appertaining thereto, whether developed or undeveloped, or partially developed, or whether now equipped and operating or not and wherever situated, and all of the Company’s presently held or hereafter acquired right, title and interest in and to the land on which the same or any part thereof are situated or adjacent thereto, and all rights for or relating to the construction, maintenance or operation of any of the foregoing property through, over, under or upon any public streets or highways or other lands, public or private, and (except as hereinafter expressly excepted) all the right, title and interest of the Company presently held or hereafter acquired in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore described, and, as to all of the foregoing, whether now owned by the Company or hereafter acquired by the Company.
Together with all and singular the tenements, hereditaments and appurtenances belonging or in any way appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 9.01 of the Original Indenture) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

IT IS HEREBY AGREED by the Company that all property, rights and franchises acquired by the Company after the date hereof (except any in the Original Indenture expressly excepted) shall (subject to the provisions of Section 9.01 of the Original Indenture and to the extent permitted by law) be as fully embraced within the lien of the Original Indenture and any indentures supplemental thereto, including this One Hundred and Twenty-Fifth Supplemental Indenture, as if such property, rights and franchises were at the time of the execution of the Original Indenture owned by the Company and/or specifically described therein and conveyed thereby and as if such property, rights and franchises were now owned by the Company and/or specifically described herein and conveyed hereby;
Provided that, in addition to the reservations and exceptions herein and elsewhere contained, the following are not and are not intended to be granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed hereunder and are hereby expressly excepted from the lien and operation of the Original Indenture and any indentures supplemental thereto, including this One Hundred and Twenty-Fifth Supplemental Indenture, viz.: (1) cash and shares of stock and certificates or evidence of interest therein and obligations (including bonds, notes and other securities) not in or pursuant to the Original Indenture or any indenture supplemental thereto, including this One Hundred and Twenty-Fifth Supplemental Indenture, specifically pledged or deposited or delivered or therein covenanted so to be; (2) any goods, wares, merchandise, equipment, materials or supplies held or acquired for the purpose of sale or resale in the usual course of business or for consumption in the operation of any properties of the Company; and (3) all judgments, contracts, accounts and choses in action, the proceeds of which the Company is not obligated as in the Original Indenture provided to deposit with the Trustee hereunder; provided, however, that the property and rights expressly excepted from the lien and operation of the Original Indenture and any indentures supplemental thereto, including this One Hundred and Twenty-Fifth Supplemental Indenture, in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted, in the event that the Trustee or a receiver or trustee shall take possession of the mortgaged and pledged property in the manner provided in Article X of the Original Indenture, by reason of the occurrence of a completed default, as defined in said Article X of the Original Indenture.
TO HAVE AND TO HOLD all such properties, real, personal, or mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors in the trusts created in the Indenture and its and their assigns forever;
SUBJECT, HOWEVER, to any reservations, exceptions, conditions, limitations and restrictions contained in the several deeds, servitudes, franchises and contracts or other instruments through which the Company acquired, and/or claims title to and/or enjoys the use of the aforesaid properties; and subject also to encumbrances of the character defined in the Original Indenture as “excepted encumbrances” in so far as the same may attach to any of the property embraced herein;
IN TRUST NEVERTHELESS upon the terms, trusts, uses and purposes specifically set forth in the Indenture; this One Hundred and Twenty-Fifth Supplemental Indenture being made for the purpose, inter alia, of subjecting the real estate and premises and other property above described to the lien and operation of the Indenture, so that the same shall be held specifically by the Trustee under and subject to the terms and conditions of the Original Indenture in identically the same manner and for the same trusts, uses and purposes, as though the said real estate and premises and other property had been specifically described in the Original Indenture.

AND IT IS HEREBY FURTHER COVENANTED AND AGREED and the Company and the Trustee have mutually agreed, in consideration of the premises, as follows:
ARTICLE I.
DESIGNATION, PROVISIONS, DENOMINATIONS AND ISSUANCE
OF 2.53% Series BONDS

SECTION 1.  The bonds of 2.53% Series shall be designated as “First Mortgage Bonds, 2.53% Series due June 9, 2030.” The bonds of 2.53% Series shall be issuable from time to time as fully registered bonds in denominations of $100,000 and in any integral multiple of $1,000 in excess thereof. Each of the bonds of 2.53% Series shall be dated the date of issue, and shall bear interest payable from the ninth day of June or December, as the case may be, to which interest has been paid preceding the date thereof, unless such date is a June 9 or December 9 on which interest has been paid, in which case it shall bear interest from such date, or unless such date is prior to December 9, 2020, in which case it shall bear interest from June 9, 2020. The interest so payable on any June 9 or December 9 will be paid to the person in whose name this Bond is registered at the close of business on the first calendar day of the month in which the interest payment date occurs. All bonds of 2.53% Series shall be payable on June 9, 2030, in such coin or currency of the United States of America as at the time of payment shall be legal tender for public and private debts, and shall bear interest, payable in like coin and currency, at the rate of two and fifty-three hundredths percent (2.53%) per annum, payable semi-annually on June 9 and December 9 of each year, until maturity, and at the highest rate of interest borne by any of the bonds outstanding under the Original Indenture and any indenture supplemental thereto, from such date of maturity until they shall be paid or payment thereof shall have been duly provided for; provided, however, that interest payable at maturity will be paid to the person to whom principal is paid. In the event that any interest payment date is a legal holiday or a day on which banking institutions are authorized by law to close, then payment of interest payable on such date may be made on the next succeeding day, not a legal holiday or a day on which banking institutions are authorized by law to close, with the same force and effect as if made on the interest payment date. Interest on the bonds of 2.53% Series shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The principal of, and premium, if any, and interest on, each bond of 2.53% Series shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York.
The bonds of 2.53% Series may be exchanged, for a like aggregate principal amount of fully registered bonds of such series of other authorized denominations. No service or other similar charge shall be made for any exchange, transfer, or registration of the bonds of 2.53% Series, but the Company may require payment of a sum sufficient to cover any tax or taxes or other governmental charges required to be paid by the Company in relation thereto.
The bonds of 2.53% Series shall be redeemable as set forth in the form of bond of the bonds of 2.53% Series set forth in this One Hundred and Twenty-Fifth Supplemental Indenture.
This bond is transferable as prescribed in the Mortgage by the registered holder hereof in person, or by his or her duly authorized attorney, at the office or agency to be maintained by the Company in the Borough of Manhattan, The City of New York, upon surrender and cancellation of this bond, and thereupon a new fully registered bond or bonds of authorized denominations of the same series and tranche and for the same aggregate principal amount will be issued to the transferee in exchange herefor as provided in the Mortgage, and in each case without payment of any service or other similar charge as herein provided. The Company and the Trustee, any paying agent and any bond registrar may deem and treat the person in whose name this bond is registered as the absolute owner hereof, whether or not this bond shall be overdue, for the purpose of receiving payment and for all other purposes and neither the Company nor the Trustee nor any paying agent nor any bond registrar shall be affected by any notice to the contrary.
The bonds of 2.53% Series shall bear the following legend:
        “THIS BOND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES OR “BLUE SKY” LAWS OF ANY OTHER JURISDICTION, AND MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH SUCH REGISTRATION REQUIREMENTS OR UNDER AN EXEMPTION THEREFROM.”
In addition to the events of default described in Article X of the Indenture, an event of default with respect to the 2.53% Series Bonds will include the additional events of default described in Section 11 of the Bond Purchase Agreement  between the Company and the initial holders of the 2.53% Series Bonds specified on Schedule A to the Bond Purchase Agreement.  The Trustee shall not be deemed to have actual or constructive knowledge of any event of default under the Bond Purchase Agreement unless an officer of the Trustee with direct responsibility for the administration of the Indenture (a “responsible officer”) shall have received written notice thereof from the Company or from one of the holders of the 2.53% Series Bonds then outstanding that references the 2.53% Series Bonds and the Indenture.
SECTION 2.  The principal amount of the bonds of 2.53% Series that may be authenticated and delivered hereunder is not limited, except as the Indenture limits the principal amount of bonds that may be issued thereunder.
SECTION 3. Bonds of 2.53% Series for the aggregate principal amount of One Hundred Million Dollars ($100,000,000), being the initial issuance of bonds of 2.53% Series, shall forthwith be executed by the Company and delivered to the Trustee and shall be authenticated by the Trustee and delivered, after the recording hereof, in accordance with the request of the Company, signed in the name of the Company by its President or one of its Vice Presidents and its Treasurer or one of its Assistant Treasurers, upon compliance by the Company with the applicable provisions of Articles II and IV of the Indenture.
SECTION 4.  In order to enable the Trustee to comply with its obligations under applicable tax laws, rules and regulations in effect from time to time (“Applicable Law”), the Company shall provide to the Trustee, following written request from the Trustee, such information concerning the holders of the bonds of 2.53% Series as the Trustee may reasonably request in order to determine whether the Trustee has any tax-related obligations under Applicable Law with respect to the payments made to holders of the bonds of 2.53% Series, but only to the extent (a) such information is in the Company’s possession, (b) such information is not subject to any confidentiality or similar agreement or undertaking or otherwise deemed by the Company to be confidential and (c) providing such information to the Trustee does not, in the judgment of the Company, breach or violate or constitute a default under any applicable laws, rules or regulations or any instrument or agreement to which the Company of any of its affiliates is a party or may be bound. The Company, the Trustee or any paying agent for bonds of 2.53% Series shall be permitted to make any withholding or deduction from the amount of principal and interest payable to holders of the bonds of 2.53% Series to the extent required under Applicable Law. Each holder of bonds of 2.53% Series by accepting such bond shall be deemed to have agreed that the Company may provide to the Trustee such information concerning such holder as the Trustee may request in order to determine whether the Trustee has any tax-related obligations under Applicable Law with respect to the payments made to such holder under this One Hundred and Twenty-Fifth Supplemental Indenture; and such agreement by each holder is part of the consideration for the issuance of the bonds of 2.53% Series.
ARTICLE II.

MISCELLANEOUS

SECTION 1.  As supplemented and amended by this One Hundred and Twenty-Fifth Supplemental Indenture, the Original Indenture and all indentures supplemental thereto are in all respects ratified and confirmed and the Original Indenture and the aforesaid supplemental indentures and this One Hundred and Twenty-Fifth Supplemental Indenture shall be read, taken and construed as one and the same instrument.
SECTION 2.  This One Hundred and Twenty-Fifth Supplemental Indenture shall be simultaneously executed in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.
SECTION 3.   The recitals of fact contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same.
SECTION 4.   The debtor and its mailing address are Delmarva Power & Light Company, Mail Stop 92DC42, 500 North Wakefield Drive, Newark, Delaware 19702. The secured party and its address, from which information concerning the security interest hereunder may be obtained, are The Bank of New York Mellon, 500 Ross Street, 12th Floor, Pittsburgh, Pennsylvania 15262, Attn: Corporate Trust Administration.
SECTION 5.   The Company acknowledges that it received a true and correct copy of this One Hundred and Twenty-Fifth Supplemental Indenture.
(SIGNATURE PAGES FOLLOW)

IN WITNESS WHEREOF, the Company has caused this instrument to be signed in its name and behalf by an Authorized Officer and the Trustee has caused this instrument to be signed in its name and behalf by an Authorized Officer, effective as of the 1st day of June, 2020.

DELMARVA POWER & LIGHT COMPANY
Date of Execution	By:
Brian J. Buck Authorized Officer
June 1, 2020

DISTRICT OF COLUMBIA ) SS
BE IT REMEMBERED that on this 1st day of June, 2020, personally came before me, a notary public for the District of Columbia, BRIAN J. BUCK, an Authorized Officer of DELMARVA POWER & LIGHT COMPANY, a corporation of the State of Delaware and the Commonwealth of Virginia (the “Company”), party to the foregoing instrument, known to me personally to be such, and acknowledged the instrument to be his own act and deed and the act and deed of the Company; that his signature is in his own proper handwriting; and that his act of signing, executing and delivering such instrument was duly authorized by resolution of the Board of Directors of the Company.
GIVEN under my hand and official seal the day and year aforesaid.

[SEAL]
Notary Public, District of Columbia
My commission expires
Company’s Signature Page
125th Supplemental Indenture dated as of June 1, 2020
to the Delmarva Power & Light Company Mortgage and Deed of Trust
dated as of October 1, 1943

THE BANK OF NEW YORK MELLON, as Trustee
Date of Execution	By:
David O’Brien Vice President
June 2, 2020

STATE OF NEW JERSEY )
) SS.
COUNTY OF PASSAIC )
BE IT REMEMBERED that on this 2nd day of June, 2020, personally came before me, a Notary Public for the State of New Jersey, David J. O’Brien, Vice President of THE BANK OF NEW YORK MELLON, a New York banking corporation (the “Trustee”), party to the foregoing instrument, known to me personally to be such, and acknowledged the instrument to be his own act and deed and the act and deed of the Trustee; that his signature is his own proper handwriting; and that his act of signing, executing and delivering said instrument was duly authorized by resolution of the Board of Directors of the Trustee.
GIVEN under my hand and official seal the day and year aforesaid.

Latoya S. Elvin
Notary Public
State of New Jersey
My Commission Expires

Trustee’s Signature Page
125th Supplemental Indenture dated as of June 1, 2020
to the Delmarva Power & Light Company Mortgage and Deed of Trust
dated as of October 1, 1943

CERTIFICATE OF RESIDENCE
THE BANK OF NEW YORK MELLON, successor Trustee to the Trustee within named, hereby certifies that it has a residence at 240 Greenwich Street, in the Borough of Manhattan, in The City of New York, in the State of New York.

THE BANK OF NEW YORK MELLON, as Trustee

David J. O’Brien Vice President